                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP
-------------------------------

New York, New York
March 17, 1999